                                                                    EXHIBIT 99.1
(WESCO DISTRIBUTION(SM) LOGO)  NEWS RELEASE
                               -------------------------------------------------
                               WESCO International, Inc. / Suite 700, 225 West Stations Square Drive / Pittsburgh, PA 15219


                  WESCO INTERNATIONAL, INC. ANNOUNCES HIRING OF
          JOHN ENGEL, SENIOR VICE PRESIDENT AND CHIEF OPERATING OFFICER


           Contact: Roy W. Haley, Chairman and Chief Executive Officer
          WESCO International, Inc. (412) 454-2236, Fax: (412) 454-2550
                            http://www.wescodist.com


Pittsburgh, PA, July 14, 2004 - WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, announced today that it has hired John Engel in the new role of Senior Vice President and Chief Operating Officer. Mr. Engel will immediately assume full responsibility for WESCO's branch-based distribution operations and related headquarters and field support functions.

Mr. Engel has an engineering degree from Villanova and an MBA from the University of Rochester. His work experience includes significant operations, marketing, and general management roles with General Electric, Allied Signal/Honeywell, PerkinElmer, and Gateway. In announcing his appointment, Roy
W. Haley, WESCO's Chairman and CEO, said, "John is a high-energy individual who has developed a reputation as an agent for change and operational improvement. He has had great experience working with large and demanding organizations. John has an excellent blend of strategy and performance management skills. His hands-on management style and certain recent responsibilities, including international marketing and sales development, low-cost country sourcing, and operational cost outsourcing, will be quite valuable to WESCO's continuous improvement initiatives."

Mr. Engel and his family are in the process of relocating from Boston to the Upper St. Clair area of Pittsburgh.

In a separate announcement, WESCO has promoted Steve Van Oss, currently Vice President and Chief Financial Officer to Senior Vice President and Chief Financial and Administrative Officer. Mr. Van Oss, who joined WESCO in 1997, now has responsibility for all of WESCO's finance and accounting, business development, human resources, information technology, legal and other administrative and support departments.

                                      # # #

WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation's largest provider of integrated supply services with 2003 annual product sales of approximately $3.3 billion. The Company employs approximately 5,200 people, maintains relationships with 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates five fully automated distribution centers and over 350 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.


                                      # # #


The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as well as the Company's other reports filed with the Securities and Exchange Commission.